UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 7, 2022, Walgreens Boots Alliance, Inc. (the “Company”), Village Practice Management Company, LLC (“VillageMD”), of which a majority of the outstanding equity interests on a fully diluted basis are beneficially owned by the Company, and a wholly-owned subsidiary of VillageMD entered into a Nomination Rights Agreement (the “Nomination Rights Agreement”).

Pursuant to the terms and subject to the conditions of the Nomination Rights Agreement, the Company has agreed to provide to certain founding members of VillageMD (the “VillageMD Founders”), including Tim Barry, VillageMD’s Chief Executive Officer, Clive Fields, VillageMD’s Chief Medical Officer, Paul Martino, VillageMD’s Chief Growth Officer, and Ross Levine, VillageMD’s Chief Strategy Officer, the right to designate the successor of Steven J. Shulman as a member of the Board of Directors of the Company (the “Board”) following the Company’s 2023 Annual Meeting of Stockholders. Mr. Shulman, who has resigned as a member of the Board as further described in Item 5.02 herein, had been appointed as a member of the Board after being designated by the VillageMD Founders pursuant to the Appointment and Waiver Agreement, dated as of November 24, 2021, by and among the Company, VillageMD and the other parties thereto as previously disclosed.

Following the appointment of the successor of Mr. Shulman as a member of the Board, pursuant to the terms and subject to the conditions of the Nomination Rights Agreement, the Company has agreed to provide the VillageMD Founders the right to nominate one person for election as a member of the Board at each meeting of the Board or committee thereof at which all of the directors of the Company are appointed or nominated to stand for election by the stockholders of the Company. In furtherance of such right, the Company has agreed to use its reasonable best efforts to ensure that (i) any such nominee is included in the Board’s slate of nominees to the stockholders of the Company for each election of directors, (ii) any such nominee is included in the Company’s proxy statement for any stockholder meeting at which all of the directors of the Company are to be elected and (iii) the Board recommends any such nominee, in each case pursuant to the terms and subject to the conditions of the Nomination Rights Agreement, among other things. In addition, the Board is required to take such actions as are necessary such that the Board is of a size that permits the appointment of each director or nominee designated by the VillageMD Founders as a director of the Company.

Each director or nominee designated by the VillageMD Founders must be independent for purposes of service as a director on the Board, including under the applicable rules and standards set forth in the Corporate Governance Guidelines of the Company and of the Securities and Exchange Commission and the Nasdaq Stock Market (“Nasdaq”). Further, each director or nominee designated by the VillageMD Founders must be reasonably acceptable to the Company, and is subject to the approval of the Nominating and Governance Committee of the Board. In the event a director or nominee designated by the VillageMD Founders is unable or otherwise ceases to serve on the Board, the Nomination Rights Agreement provides a mechanism for the VillageMD Founders to designate a substitute director or nominee subject to the same terms and requirements. The director of the Company designated by the VillageMD Founders will be subject to a due diligence review process reasonably consistent with the process undertaken for other director candidates and nominees of the Company, and will be eligible to receive compensation and benefits for service as a director of the Company in the same manner and on the same basis as the other directors of the Company.

In the event that the VillageMD Founders cease to own at least 50% of the outstanding equity interests of VillageMD on a fully diluted basis that they owned as of the date of the Nomination Rights Agreement, all rights and obligations of the VillageMD Founders under the VillageMD Nominating Agreement will instead become rights and obligations of the then current Chief Executive Officer of VillageMD acting in such capacity. The Nomination Rights Agreement, and the director designation and nomination rights provided therein, terminate upon the earlier of (a) the date upon which the Company ceases to consolidate VillageMD for purposes of the Company’s consolidated financial statements and (b) the date upon which the Company ceases to be entitled to designate a majority of the members of the governing body of VillageMD.

The foregoing description of the Nomination Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Nomination Rights Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2022, Steven J. Shulman informed the Company of his decision to resign from the Board effective immediately due to a disagreement with the Board on whether he qualifies as an independent director based on the Nasdaq listing rules and the Company’s Corporate Governance Guidelines. A copy of Mr. Shulman’s resignation letter is filed as Exhibit 17.1 to this Current Report on Form 8-K. Mr. Shulman did not serve on any committees of the Board.

As previously disclosed, Mr. Shulman was appointed to the Board for a term expiring at the Company’s Annual Meeting of Stockholders to be held in 2023 pursuant to the Appointment and Waiver Agreement, dated as of November 24, 2021, by and among the Company, VillageMD and the other parties thereto as previously disclosed.

The Board disagrees with the assertions made in Mr. Shulman’s resignation letter including his belief that he qualifies as an independent director based on Nasdaq listing rules and the Company’s Corporate Governance Guidelines. As recently as October 26, 2022, the Nominating and Governance Committee unanimously recommended to the Board that Mr. Shulman was not an independent director, as defined in the Nasdaq listing rules and the Company’s Corporate Governance Guidelines, and on October 27, 2022, the Board determined that Mr. Shulman did not qualify as an independent director. The Board’s determination was unanimous, with the exception of Mr. Shulman. In making the independence determination, the Board considered Mr. Shulman’s role as a director and unit holder of VillageMD as well as his role as Executive Chairman and equity holder of CCX Next, LLC (“CareCentrix”). As previously disclosed, in connection with the Company’s acquisition of a majority interest in VillageMD, Mr. Shulman received proceeds of approximately $117 million when he tendered a portion of his units as a part of the transaction. In connection with the Company’s acquisition of a 55% controlling equity interest in CareCentrix on August 31, 2022, Mr. Shulman received $15.4 million in cash proceeds in exchange for his equity ownership. The Company is expected to acquire the remaining 45% of CareCentrix by March 2023, and Mr. Shulman is expected to receive an additional amount of approximately $18.3 million in proceeds in exchange for his equity ownership.

Mr. Shulman has been given an opportunity to review this disclosure, and the Company will file any responses timely received from him pursuant to Item 5.02(a)(3) of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Nomination Rights Agreement, dated as of December 7, 2022, by and among Walgreens Boots Alliance, Inc., Village Practice Management Company, LLC and Village Practice Management Company Holdings, LLC

17.1	Resignation letter of Steven J. Shulman

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: December 7, 2022	By:	/s/ Joseph B. Amsbary, Jr.
	Name:	Joseph B. Amsbary, Jr.
	Title:	Senior Vice President and Corporate Secretary